Exhibit 99.1

European Patent Office Upholds Synergy Pharmaceuticals’ Grant of Claims to Plecanatide

NEW YORK, N.Y., January 4, 2012 — Synergy Pharmaceuticals, Inc. (Nasdaq: SGYP, SGYPU, SGYPW), a developer of new drugs to treat gastrointestinal disorders and diseases, announced today the successful outcome of the Oral Hearing held December 14, 2011 before the Opposition Division of the European Patent Office regarding Synergy’s granted patent on plecanatide.  Synergy’s European Patent EP 1 379 224 was originally opposed in May 2010 by Ironwood Pharmaceuticals (Nasdaq: IRWD) and another party.  At the Oral Hearing, attended by Synergy and Ironwood representatives, the Opposition Division maintained Synergy’s patent, in amended form.  Specifically, The Opposition Division upheld the validity of the claims in Synergy’s EP patent that relate to Synergy’s lead drug candidate plecanatide.  Written reasons consistent with the oral ruling are expected within a few months.

“We are pleased that the proceedings at the European Patent Office upheld the novelty and inventiveness of plecanatide,” said Gary S. Jacob, Chief Executive Officer of Synergy.

About Synergy Pharmaceuticals, Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s proprietary drug candidate plecanatide is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the guanylate cyclase C (GC-C) receptor on epithelial cells of the GI tract. Synergy completed a Phase I study of plecanatide in healthy volunteers and a Phase IIa clinical trial in patients to treat chronic idiopathic constipation (CIC) patients. In October 2011, Synergy initiated a Phase II/III 800-patient, 90-day repeated-oral-dose, placebo-controlled clinical trial of plecanatide in CIC patients. Plecanatide is also being developed to treat constipation-predominant irritable bowel syndrome (IBS-C), with the first trial in IBS-C patients planned for 2012. Synergy’s second GC-C agonist SP-333 is presently in pre-clinical development to treat inflammatory bowel diseases. More information is available at http://www.synergypharma.com.

About Plecanatide

Plecanatide is a member of a new class of essentially non-systemic drugs, referred to as guanylate cyclase C (GC-C) agonists, that are currently in development to treat CIC and IBS-C, which includes a first-in-class drug being developed by Ironwood (Nasdaq: IRWD) and Forest Labs (NYSE: FRX). Plecanatide is a synthetic analog of uroguanylin, a natriuretic hormone that regulates ion and fluid transport in the GI tract. Orally-administered plecanatide binds to and activates GC-C receptors expressed on epithelial cells lining the GI mucosa, resulting in activation of the cystic fibrosis transmembrane conductance regulator (CFTR), and leading to augmented flow of chloride and water into the lumen of the gut. Activation of the GC-C receptor pathway is believed to facilitate bowel movement as well as producing other beneficial physiological responses including improvement in abdominal pain and inflammation. In animal models, oral administration of plecanatide promotes intestinal secretion and also ameliorates GI inflammation.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Synergy does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2010 and periodic reports filed with the Securities and Exchange Commission.

Contact:

Company:
Synergy Pharmaceuticals, Inc.
Gary S. Jacob, Ph.D.
212-297-0020
President and CEO
gjacob@synergypharma.com

or

Investors and Media:
Rx Communications Group, LLC
Melody A. Carey
917-322-2571
mcarey@rxir.com